UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Company entered into an employment agreement (the “Employment Agreement”) with Vince Pugliese, dated effective March 1, 2019, pursuant to which Mr. Pugliese will serve as the President and Chief Operating Officer of the Company for an initial term of three years, unless terminated earlier in accordance with the agreement. This Employment Agreement replaces the prior employment agreement entered into with Mr. Pugliese dated October 12, 2015, and amended on February 11, 2016 and December 20, 2016.

As consideration for these services, the Employment Agreement provides Mr. Pugliese with the following compensation and benefits:

•	An annual base salary of $240,000, with a minimum 5-10% increase on each anniversary date, contingent upon achieving performance objectives set by the chief executive officer and the board of directors.
•	Annual cash performance bonus opportunity as determined by the chief executive officer and the board of directors, with a target of 50-100% of annual salary.
•	Annual stock grant opportunity in an amount determined by the board of directors.
•	Certain other employee benefits and perquisites, including paid vacation days, reimbursement of necessary and reasonable travel, participation in health and welfare benefits, housing, and use of company provided computer, cell phone and car.

Mr. Pugliese’s Employment Agreement provides that, in the event that his employment is terminated by the Company without “cause” (as defined in his Employment Agreement ) or if Mr. Pugliese resigns for “good reason” (as defined in his Employment Agreement ), he will be entitled to (i) retain all stock options previously granted, which will vest immediately and be exercisable over a 10 year period; and (ii) receive any benefits then owed or accrued along with 18 months of base salary and any unreimbursed expenses incurred by him. All amounts will be paid on the termination date. In the event that Mr. Pugliese’s employment is terminated by the Company for “cause” (as defined in his Employment Agreement), or if Mr. Pugliese resigned without “good reasons” (as defined in his Employment Agreement ), he will be entitled to (i) receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him through the termination date, and (ii) retain all vested stock options or grants which will be exercisable over a 10 year period. All unvested stock options or grants will terminate. In the event of a change of control (as defined in his Employment Agreement ), Mr. Pugliese will be entitled to receive a change of control payment equal to two times his current minimum base salary upon the closing of the change of control transaction and all unvested stock options or grants will vest in full. Upon the closing of such a change of control transaction and the payments mentioned above, the Employment Agreement will terminate.

The foregoing discussion is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.3.

On February 13, 2019, C-Bond Systems, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “February SPA”) with Power Up Lending Group Ltd., (“Power Up”), pursuant to which the Company issued a convertible promissory note (the “Note I”) for an aggregate principal amount of $66,000 to Power Up, for which it received $52,000.  On March 4, 2019, the Company entered into another Securities Purchase Agreement (the “March SPA”, and together with the February SPA, the “SPAs”) with Power Up, pursuant to which the Company issued a convertible promissory note (the “Note II” and together with Note I, the “Notes”) for an aggregate principal amount of $63,600 to Power Up, for which it received $50,000.

Note I bears interest at 12% per annum and Note II bears interest at 5% per annum, with Note I becoming due and payable on February 13, 2020 and Note II becoming due and payable on March 4, 2020.  In accordance with the SPAs and the Notes, Power Up, after six months from the date of the Note, will have the right to convert any amount outstanding under the Note into shares of the Company’s common stock at a price equal to 81% of the average of the lowest two closing bid prices of the common stock for the 10 prior trading days. The Company may prepay the Notes at any time prior to their six-month anniversaries, subject to pre-payment charges as detailed in the Notes.

The SPAs and Notes contain customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. Power Up also has the right of first refusal with respect to any future equity (or debt with an equity component) offerings of less than $100,000 conducted by the Company until the six month anniversary of the Note. The SPAs and the Notes also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, bankruptcy or insolvency proceedings, delinquency in periodic report filings with the Securities and Exchange Commission, and cross default with other agreements. Upon the occurrence of an event of default, Power Up may declare the outstanding obligations due and payable at significant applicable default rates and take such other actions as set forth in the Notes.

The discussion herein regarding the SPAs and the Notes is qualified in its entirety by reference to the February SPA, the March SPA, the Note I and the Note II, attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the agreements with Power Up is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the agreement with Mr. Pugliese is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Convertible Promissory Note, dated February 13, 2019, with Power Up Lending Group Ltd.
4.2	Convertible Promissory Note, dated March 4, 2019, with Power Up Lending Group Ltd.
10.1	Securities Purchase Agreement, dated February 13, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd.
10.2	Securities Purchase Agreement, dated March 4, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd.
10.3	Employee Agreement between C-Bond Systems, Inc., and Vince Pugliese dated effective March 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: April 1, 2019	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer